UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2014

VAPORIN, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55132	45-5215796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Virginia Street 8th Floor Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 734-4361

Valor Gold Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 16, 2014, the shareholders of Vaporin, Inc. (formerly known as Valor Gold Corp) (the “Company”) approved by written consent an amendment to the Company’s certificate of incorporation to change the Company’s name from Valor Gold Corp. to Vaporin, Inc. The amendment was approved by shareholders owning an aggregate of 47,239,797 shares of common stock, representing 54.95% of the Company’s issued and outstanding shares of common stock

On February 3, 2014, the Company filed the certificate of amendment to change its name from Valor Gold Corp. to Vaporin, Inc. with the Secretary of State of Delaware.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.03 is incorporated by reference herein.

Item 8.01 Other Events; Voluntary Stock Symbol Change

Following approval by the Financial Industry Regulatory Authority, the market effective date for the name change was February 7, 2014. In connection with the name change, the trading symbol of the Company’s common stock changed to VAPO and its new CUSIP is 92210U106.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALORIN, INC.

Dated: February 7, 2014	By:	/s/ Scott Frohman
Scott Frohman
Chief Executive Officer